UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2016

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400 Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 26, 2016, Saia, Inc. held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of Saia’s stockholders through the solicitation of proxies, and the proposals are described in detail in Saia’s Proxy Statement. The results of the stockholder vote are as follows:

Proposal 1—Election of Directors

The following individuals were elected to serve as Class II directors to hold office until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
John J. Holland	22,316,909	602,988	7,301	988,329
Richard D. O’Dell	22,770,090	149,882	7,226	988,329
Douglas W. Rockel	22,715,198	204,774	7,226	988,329

Continuing Directors
William F. Evans
Linda J. French
John P. Gainor, Jr.
Randolph W. Melville
Björn E. Olsson
Herbert A. Trucksess, III
Jeffrey C. Ward

Proposal 2—Approval of the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan

Our stockholders approved the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
22,134,862	773,820	18,516	988,329

Proposal 3— Advisory Vote on Executive Compensation

Our stockholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
22,082,614	823,782	20,802	988,329

Proposal 4—Ratification of the Appointment of KPMG LLP as Saia’s Independent Registered Public Accounting Firm for Fiscal Year 2016

Our stockholders ratified the appointment of KPMG LLP to serve as Saia’s independent registered public accounting firm for the 2016 fiscal year.

For	Against	Abstain	Broker Non-Votes
23,794,631	112,649	8,247	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: April 29, 2016	/s/ Stephanie R. Maschmeier
Stephanie R. Maschmeier
Controller and Principal Accounting Officer